Exhibit 99.1

SYNNEX Corporation Announces Update on Concentrix Spin-Off

Fremont, Calif., - September 8, 2020 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced that it is continuing to make meaningful progress on the previously announced plan to separate into two independent public companies and has made a public filing of a Form 10 Registration Statement with the U.S. Securities and Exchange Commission (SEC) for the spin-off.

The Company previously submitted a confidential draft registration statement on Form 10 in the first quarter of fiscal year 2020.

“Today’s announcement marks an important milestone in the process of completing this transaction,” said Dennis Polk, SYNNEX President and CEO. “By removing the confidential status of our Form 10 Registration Statement, investors will have access to additional information on our proposed spin-off of Concentrix. We look forward to the pending separation to create two industry-leading public companies and unlocking incremental value for all of our stakeholders.”

The proposed separation remains on track for completion in the fourth quarter of calendar year 2020, subject to market and other certain conditions. As previously announced, immediately following the separation, SYNNEX shareholders will own shares of both SYNNEX and Concentrix, at the same percentage owned of SYNNEX, prior to the transaction. Completion of the separation will not require a shareholder vote but will be subject to customary closing conditions, including final approval of the SYNNEX Board of Directors, the receipt of favorable opinion with respect to the tax-free nature of the transaction, and the effectiveness of the Form 10 registration statement with the SEC.

The Form 10 registration statement, prepared in accordance with SEC guidelines, contains preliminary information about the separation transaction, including business and financial information, potential terms and conditions, risk factors and governance disclosures. The registration statement is subject to change prior to it being declared effective by the SEC, and will be updated in subsequent amendments as additional information regarding the separation is finalized. The Form 10 registration statement is available on the SEC’s website at www.sec.gov and on the SYNNEX IR website at ir.synnex.com

About SYNNEX

SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises.  SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at synnex.com.

About Concentrix

Concentrix, a wholly-owned subsidiary of SYNNEX Corporation (NYSE: SNX), is a technology-enabled global business services company specializing in customer engagement and improving business performance for some of the world’s best brands. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients through technology, design, data, process, and people. Concentrix provides services to clients in our key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. We are Different by Design. Visit concentrix.com to learn more.

Safe Harbor Statement

Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding the separation transaction and registration statement, what shareholders will own immediately following the separation, and the methodology, timing and tax-free nature of the spin-off of Concentrix.

The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: the impact of COVID-19 or coronavirus, or other pandemics, and the impact of related governmental, individual and business responses; general economic and market conditions; risks related to the satisfaction of closing conditions in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the transaction; disruption from the transaction making it more difficult to maintain business, contractual and operational relationships; the unfavorable outcome of any legal proceedings that have been or may be instituted against SYNNEX or Concentrix; the ability to retain key personnel; negative effects of the transaction announcement or the consummation of the proposed spin-off on the market price of the capital stock of SYNNEX or Concentrix; significant transaction costs, fees, expenses and charges; unknown liabilities; the risk of litigation and/or regulatory actions related to the transaction; transaction-related financings; other business effects; future exchange and interest rates; changes in laws, regulations, and policies; and competitive developments; and other risks and uncertainties detailed in the Form 10 registration statement, in our Form 10-K for the fiscal year ended November 30, 2019 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation does not intend to update information contained in this press release.

Copyright 2020 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. DIFFERENT BY DESIGN is a trademark or registered trademark of Concentrix Corporation. Other names and marks are the property of their respective owners.

Investor Contact:

Investor Relations

Mary Lai

marylai@synnex.com